UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2008

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed

Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 15, 2008, at the 2008 Annual Meeting of Stockholders of AnnTaylor Stores Corporation (the “Company”), the Company’s stockholders approved certain amendments to the Company’s 2003 Equity Incentive Plan, as amended (the “2003 Plan”) that (1) increased the overall number of shares available for awards under the 2003 Plan by 3,250,000 shares of Common Stock, of which no more than 1,000,000 of the additional 3,250,000 shares may be used for the grant of restricted shares and restricted units, (2) increased the individual limit on grants in any fiscal year of stock options by 200,000 and (3) increased the individual limit on grants in any fiscal year of restricted shares and restricted units which are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) by 200,000 shares. A description of the material terms of the 2003 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 3, 2008 (the “Proxy Statement”).

The above description of the 2003 Plan is not intended to be complete and is qualified in its entirety by the specific language in the 2003 Plan, a copy of which is attached as Exhibit A to the Proxy Statement and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: May 16, 2008		Executive Vice President,
General Counsel and Secretary